Exhibit 99.1

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Business Outreach

(616) 365-1555

FOR IMMEDIATE RELEASE
Monday, March 29, 2021

Handprint, a business unit of UFP Industries, announces agreement to purchase Walnut Hollow Farm

GRAND RAPIDS, Mich., Monday, March 29, 2021 – UFP Industries, Inc. (Nasdaq: UFPI) today announced that Handprint, the growing home and décor business unit of UFP Retail Solutions, has signed an agreement to purchase the operating assets of Walnut Hollow Farm, Inc. Pending customary closing conditions, the acquisition is expected to close by the end of April 2021.

Founded by the Ladd family in 1972 and based in Dodgeville, Wisconsin, Walnut Hollow produces a variety of finely finished wood surfaces used in hobby, craft and woodworking projects, as well as in taxidermy. The company also sells its own line of woodburning tools and accessories. Walnut Hollow had sales of approximately $11 million in 2020. President Sandra Ladd Bartelt and CFO Chris Ladd will leave the company and continue to serve as consultants for a specified time to ensure the smooth transition of leadership responsibilities.

“Walnut Hollow provides us a new and unique mix of ready-to-make wood products and wood tools that customers love for their superior quality,” said Jennifer Meyer, managing director of Handprint. “The company is the leader in bark-edge basswood and basswood finishing techniques, with strong relationships among hobby and craft retailers. We look forward to expanding the company’s customer relationships and sales in new retail channels as well as developing synergies for our entire line of home décor and craft products.”

“Walnut Hollow is not only special to us because the company was founded by our parents, but because it has allowed us to have a positive impact on the lives of our employees and those in our community,” said Sandra Ladd Bartelt and Chris Ladd. “With UFP, we feel like we have found the best partner for continuing our family’s legacy. We are happy to know our company and employees will have great opportunities ahead as part of the UFP family.”

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Industrial, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Michigan, with affiliates in North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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